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                                                                 COMMON STOCK
                                                                 EXHIBIT 99.1


                           HORIZONS TECHNOLOGY, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 31, 1998

     The undersigned hereby appoints Earl A. Pontius, James T. Palmer and J.P. (Pat) Boyce, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Horizons Technology, Inc. which the undersigned may be entitled to vote at a Special Meeting of Stockholders of Horizons Technology, Inc. ("Horizons") to be held at Horizons' offices at 3990 Ruffin Road, San Diego, California, on Tuesday, March 31, 1998 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof (the "Special Meeting"), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/PROXY STATEMENT TRANSMITTED IN CONNECTION WITH THE SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL; AND FAILURE TO DO SO WILL BE DEEMED APPROVAL OF PROPOSAL 2.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1  To (i) approve and adopt an Agreement and Plan of Merger and
            Reorganization dated February 26, 1998, among Horizons, The Titan Corporation, a Delaware corporation ("Titan"), Sunrise Acquisition Sub, Inc. ("Titan Sub"), a newly formed, wholly owned Delaware subsidiary of Titan, and certain stockholders of Horizons, which is attached as Appendix A to the Prospectus/Proxy Statement that has been transmitted in connection with the Special Meeting, and
            (ii) approve and consent to the merger of Titan Sub with and into Horizons, pursuant to which, among other things, Titan Sub will cease to exist and Horizons will survive as a wholly owned subsidiary of Titan, all as described in said Prospectus/ Proxy Statement.

           /  /    FOR           /  /    AGAINST           /  /    ABSTAIN

PROPOSAL 2  In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting.

Receipt of the Prospectus/Proxy Statement dated March 11, 1998 is hereby acknowledged.

Dated _______________, 1998            _______________________________________

                                       _______________________________________
                                                   SIGNATURE(S)

                                       PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                       HEREON.  IF THE STOCK IS REGISTERED IN
                                       THE NAMES OF TWO OR MORE PERSONS, EACH
                                       SHOULD SIGN. EXECUTORS, ADMINISTRATORS,
                                       TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT
                                       SHOULD ADD THEIR TITLES.  IF SIGNER IS A
                                       CORPORATION, PLEASE GIVE FULL CORPORATE
                                       NAME AND HAVE A DULY AUTHORIZED OFFICER
                                       SIGN, STATING TITLE. IF SIGNER IS A
                                       PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                       NAME BY AN AUTHORIZED PERSON.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

DO NOT SEND IN YOUR STOCK CERTIFICATE WITH THIS PROXY. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF HORIZONS COMMON STOCK OR HORIZONS SERIES A PREFERRED STOCK UNLESS THE MERGER IS APPROVED AND SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT, AND THEN ONLY IN ACCORDANCE WITH THE TERMS OF SUCH LETTER OR TRANSMITTAL.